                            FIRST M & F CORPORATION


Exhibit 11 - Computation of Earnings Per Share


                               Three Months Ended            Nine Months Ended
                                  September 30,                September 30,
                           ---------------------------    --------------------------
                               1996           1995           1996           1995
                               ----           ----           ----           ----
Net income                 $ 1,914,426    $ 1,561,102     $ 5,623,361    $ 4,602,613
                           ============   ===========     ===========    ===========


Weighted average
  shares outstanding          3,394,656     3,390,900       3,392,723      3,261,812
                           ============   ===========     ===========    ===========


Earnings per share         $        .56   $       .46     $      1.66    $      1.41
                           ============   ===========     ===========    ===========